EXHIBIT 10.5
                               OPTION TO PURCHASE

         WHEREAS SunTrust Bank ("SUNTRUST") is a banking institution chartered in the State of Georgia and registered and authorized to do business in the State of Florida.

         WHEREAS Hy-Tech Computer Systems, Inc. f/k/a Datasys USA, Incorporated ("HY-TECH") is a corporation organized and existing under the laws of the State of Florida. Until on or about September 1999, Hy-Tech was known as Datasys USA, Incorporated.

         WHEREAS on or about October 2, 1998, Hy-Tech and The Huntington National Bank entered into a business loan agreement. Attendant to and contemplated by this business loan agreement were (1) a $1,000,000.00 promissory note, (2) a commercial security agreement, and (3) guaranties executed by Craig
W. Conklin ("CONKLIN"), Thomas Z. Frosceno, Sr. ("FROSCENO"), and Gary F. McNear ("MCNEAR").

         WHEREAS on or about August 6, 1999, Hy-Tech and The Huntington National Bank entered into another business loan agreement. Attendant to and contemplated by this business loan agreement were (1) a $4,000,000.00 promissory note, (2) a commercial security agreement, and (3) guaranties executed by Conklin, Frosceno, and McNear.

         WHEREAS on or about August 20, 1999, Hy-Tech executed and delivered to The Huntington National Bank, a $171,000.00 promissory note and a commercial security agreement. Additionally, on or about August 20, 1999, Conklin, Frosceno and McNear executed their guaranties.

         WHEREAS on or about February 2002, SunTrust acquired the Florida operations of The Huntington National Bank, and, among other things, was assigned and received the aforementioned business loan agreement, promissory notes, commercial security agreements and guaranties. Accordingly, SunTrust is the owner and holder of the promissory notes and is entitled to enforce the business loan agreements, commercial security agreements and guaranties referenced above.

         WHEREAS on or about May 2, 2002, SunTrust and Hy-Tech, Conklin, Frosceno, and McNear, entered into a forbearance agreement that provided, among other things, that SunTrust would forbear from enforcing its rights and remedies under the August 6, 1999, business loan agreement, promissory note, commercial security agreement, and guaranties until August 30, 2002, subject to Hy-Tech's strict compliance with the terms and provisions of the forbearance agreement.

         WHEREAS on or about August 30, 2002, SunTrust and Hy-Tech, Conklin, Frosceno, and McNear, entered into a second forbearance agreement that provided, among other things, that SunTrust would forbear from enforcing its rights and remedies under the August 6, 1999, business loan agreement, promissory note, commercial security agreement, and guaranties until December 31, 2002, subject to Hy-Tech's strict compliance with the terms and provisions of the second forbearance agreement.

         WHEREAS Hy-Tech failed to abide by the terms of the Second Forbearance Agreement, by, among other things, failing to make scheduled payments on loans due in August, September, and October and failing to meet certain borrowing base requirements. By letters dated October 25, 2002, and October 28, 2002, Hy-Tech requested and Plaintiff agreed to an interim forbearance of certain scheduled payments due in November and from meeting borrowing base requirements until December 2, 2002.

         WHEREAS Hy-Tech failed to make the its loan payments on the promissory notes and failed to meet its borrowing base requirements by December 2, 2002, an event of default occurred under the forbearance agreement, the second forbearance agreement, business loan agreements, commercial security agreements, and guaranties. SunTrust sent formal notice thereof to Hy-Tech, Conklin, Frosceno, and McNear.

         WHEREAS Hy-Tech, Conklin, Frosceno, and McNear, have failed to cure the aforementioned defaults.

         WHEREAS on or about December 20, 2002, SunTrust filed suit against Hy-Tech, Conklin, Frosceno and McNear in the Circuit Court of the Twentieth Judicial Circuit In and For Lee County, Florida, bearing case number 02-13848-ca-WCM.

         WHEREAS on or about April 14, 2002, SunTrust obtained a judgment in the amount of $3,965,968.10 against Hy-Tech, Conklin and McNear, a copy of which is attached hereto as EXHIBIT A.

         WHEREAS on or about April 14, 2002, SunTrust instituted the following activities to collect its judgment:

         Motion for Writ of Garnishment; ASTI Corp. as garnishee;
         Motion for Writ of Garnishment; Chips Computers, as garnishee;
         Motion for Writ of Garnishment; CIT Group, Inc. as garnishee;
         Motion for Writ of Garnishment; Accutech Computer, Inc. as garnishee; Motion for Writ of Garnishment; Go Ahead Enterprises, LLC as garnishee; Motion for Writ of Garnishment; Colonial Bank as garnishee;
         Motion for Writ of Garnishment; Bank of America as garnishee; and Motion for Writ of Garnishment; Bill Branch Chevrolet as garnishee;

(collectively, the "GARNISHMENTS"). In addition, SunTrust has served depositions in aid of execution on its judgment against shareholders (or spouses or beneficiaries or shareholders) of stock of Hy-Test or HYTT (the "INSIDER DEPOSITIONS").

         WHEREAS on or about April 14, 2003, SunTrust Bank filed suit against Hy-Tech Technology Group, INC.("HYTT"), Hy-Tech's corporate parent, in the Circuit Court of the Twentieth Judicial Circuit In and For Lee County, Florida, bearing case number 03-1737-ca-JAS (the "HYTT LAWSUIT). (Collectively, the HYTT

Lawsuit, the Garnishments and Insider Depositions shall be referred to herein as the "POST-JUDGMENT ACTIONS").

         WHEREAS HYTT would like to acquire the Judgment and SunTrust's right, title and interest in the promissory notes, business loan agreements, commercial security agreements and guarantees (collectively, the "HY-TECH ASSETS") on the terms and conditions set forth herein.

         WHEREAS SunTrust is willing to sell the Hy-Tech Assets to HYTT on the terms and conditions set forth herein.

         WHEREAS in connection with the purchase of the Hy-Tech Assets, HYTT wants SunTrust to forbear from pursuing the Post-Judgment Actions, and SunTrust is willing to do so under the terms and conditions set forth herein.

         NOW THEREFORE

         1. SunTrust is willing to sell, and HYTT is willing to buy, the Hy-Tech Assets for One Million Five Hundred Thousand Dollars ($1,500,000.00) (the "PURCHASE PRICE") as set forth herein:

         A. HYTT shall deliver to SunTrust by wire transfer, no later than 4:00 p.m. E.D.T. on Friday, April 25, 2003, the sum of One Million Dollars ($1,000,000.00), and payments of $65,000.00 on June 02, 2003, $65,000.00 on July
01, 2003, and $65,000.00 on August 01, 2003. These payments shall constitute a non-refundable purchase of an option to purchase the Hy-Tech Assets. These payments shall be considered part of the Purchase Price provided HYTT deliver the balance of the Purchase Price to SunTrust by the earlier of (1) within three business days of the date a registration statement is declared effective by the Securities and Exchange Commission for HYTT or (2) August 29, 2003 (the "OUTSIDE

CLOSING DATE"). Should HYTT have failed to deliver the balance of the Purchase Price by the Outside Closing Date, this option will have lapsed.

         B. At any time before the Outside Closing Date, HYTT shall elect to pay the balance of the Purchase Price and close the Hy-Tech Asset assignment. To do so, HYTT shall give SunTrust not less than three business days' written notice of its election to close. The notice shall be given to William S. Krueger Vice President, Special Assets Department SunTrust Bank, Tampa Bay Mail Code FL - Tampa 4104 401 E. Jackson Street, 10th Floor Post Office Box 3303 Tampa, Florida 33601-3303

         with a copy to:

         Philip V. Martino
         Piper Rudnick LLP
         101 East Kennedy Boulevard, Suite 2000
         Tampa, Florida 33602
         philip.martino@piperrudnick.com

         C. Upon receipt of the balance of the Purchase Price, SunTrust shall deliver to HYTT an assignment of the Hy-Tech Assets with no representation and warranties other than ownership, authority to transfer and lack of encumbrances.

         D. The Hy-Tech Asset assignment closing shall occur at SunTrust's counsel's office in Tampa, Florida or at such other location as is mutually agreed.

         2. HYTT agrees to ensure that : (a) HY-Tech Eligible Inventory and HY-Tech Eligible Accounts Receivable (both as defined in the May 2, 2002, Forbearance Agreement) aggregate at least Two Million Dollars ($2,00,000.00), and (b) Sun-Trust continues to receive written certification (no later than 4:00 p.m. E.D.T. beginning on April 25, 2003 and continuing each Friday thereafter for the remaining term of this agreement) of Hy-Tech's Eligible Inventory and Accounts Receivable. Should Sun-Trust not receive written certification, or should Hy-Tech's Eligible Inventory and Accounts Receivable be less then $2.0 million, SunTrust shall be entitled to give notice by fax or e-mail to HYTT of the defect and, if SunTrust does not (i) receive written confirmation by the close of the third business day after notice is sent that Eligible Inventory and Accounts Receivable are at least $2.0 million, OR (ii) receive the balance of the Purchase Price by the close of the third business day after notice is sent, then this Option Agreement and HYTT's right to purchase the Hy-Tech Assets hereunder are immediately and irrevocably terminated without further notice.

         3. Notwithstanding anything else in this document to the contrary, if Hy-Tech or HYTT files for protection under federal bankruptcy law, or an order for relief is entered in any involuntary bankruptcy filed against Hy-Tech or HYTT, or Hy-Tech or HYTT executes an assignment for the benefit of creditors, then this Option Agreement and HYTT's right to purchase the Hy-Tech Assets hereunder are immediately and irrevocably terminated without further notice UNLESS HYTT closes on the sale of the Hy-Tech Assets not more than three (3) business days from the date Hy-Tech files bankruptcy, has an order for relief entered against it, or executes an assignment for the benefit of creditors.

         4. Upon receipt of, and in return for, the one million dollar ($1,000,000.00) payment referenced in paragraph 1(A) above, SunTrust agrees that it shall dismiss WITHOUT PREJUDICE the HYTT Lawsuit, shall release the Garnishments that have been served and shall not serve any Garnishments not already served, and shall continue the Insider Depositions for so long as this Option Agreement and HYTT's rights to purchase the Hy-Tech Assets hereunder has not been terminated

         5. Time is of the essence in performing all of the obligations set forth herein.

HY-TECH TECHNOLOGY GROUP, INC.          SUNTRUST BANK



By:                                      By:
   -----------------------------            ---------------------------------
Print Name:                                     William S. Krueger
           ---------------------
Its:                                          Vice President, Special Assets
    ----------------------------
Dated: April ___, 2003                   Dated:   April ___, 2003